Exhibit 10(xii)

EMPLOYMENT AGREEMENT

AGREEMENT dated as of the 1st day of November, 2006 by and between Oiltek, Inc. a Delaware corporation, with an address at 7000 Flour Exchange Building, 310 Fourth Avenue South, Minneapolis, MN 55415 (the “Employer”) and Jill Allison, with an address at ______________________________ (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Employer desires to employ and retain the services of the Employee;

WHEREAS, the Employee desires to devote such time and attention to the business of the Employer as shall be required by the Employer in the sole and absolute discretion of the Employer’s Board of Directors;

NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged,

IT IS AGREED:

1. Recitals.  The parties hereby adopt as part of this Agreement each of the recitals which is set forth above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement and such WHEREAS clauses are hereby confirmed and ratified as being accurate by each party as to itself and herself.

2. Employment.  The Employer hereby agrees to employ the Employee and the Employee hereby accepts such employment.  The Employee shall be elected by the Board of Directors of the Employer as President and a Director (the “Positions”).  The Employee accepts such employment upon the terms and conditions which are hereinafter set forth.

3. Duties.  The Employee shall report to (and have only such authority as shall be granted to her by) the Board of Directors of the Employer.  The Employee shall conduct herself and perform such duties which are commensurate with the Positions as may be assigned by the Board of Directors of the Employer.

4. Location.  The subject services shall be performed no more than twenty-five (25) miles from the Minneapolis, Minnesota metropolitan area, subject to reasonable travel as may be required in the performance of the services required pursuant to this Agreement.

5. Term.

A. The term of this Agreement (the “Term”) shall commence as of the 1st day of November, 2006 (the “Commencement Date”) and shall continue for two (2) years until October 31, 2008, unless or until terminated as set forth in Paragraph “B” of this Article “5” of this Agreement.  “Year” shall be deemed to mean each period from November 1st through October 31st.

B. The Term and the Employee’s employment shall automatically terminate upon the date of death of the Employee or upon the date of Total Disability (as defined in Article “10” of this Agreement) of the Employee, and the Employer shall have the right to terminate the Employee’s employment for Cause (as defined in Article “11” of this Agreement).

6. Compensation.  The Employer agrees to pay, and the Employee agrees to accept, compensation at a monthly rate of five thousand dollars ($5,000), payable to the Employee pursuant to the standard payroll practices of the Employer.  The Employer shall deduct from Employee’s compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

7. Benefits.  In addition to the compensation which is provided for herein, the Employer shall provide the Employee with individual health insurance coverage as determined by the Employer in its reasonable discretion.

8. Vacation/Personal Days; Sick Days.

A. The Employee shall be entitled each Year during the Term of this Agreement to personal and vacation days pursuant to the standard practices of the Employer, provided however that the Employee shall be entitled to two (2) weeks vacation each Year, exclusive of (A) Holidays as defined in Article “10” of this Agreement and (B) weekend days, during which time the Employee’s compensation shall be paid in full.  Such days shall be taken at a time or times approved in advance by the Employer upon reasonable notice from the Employee, which approval shall not be unreasonably withheld, provided that no vacation time shall be taken by the Employee until after January 31, 2007.  Personal and vacation days not utilized during any Year shall not accrue and shall not be carried over and be available for utilization during any subsequent calendar year.  The Employee shall not be paid for personal and vacation days not utilized.

B. The Employee shall be entitled to ten (10) days of paid sick or personal leave during each Year of this Agreement.

9. Employee Covenants.

A. The Employee covenants and agrees that, except as specifically approved by the Board of Directors of the Employer, she shall devote all of her working time and give her best endeavors, energies and skills to the discharge of her duties and obligations hereunder and she shall not, as long as she is in the employ of the Employer, enter into the services of any business, or any other business undertaking, as an employee, agent, partner, associate, joint venture partner, consultant or independent contractor, or in any other manner without the Employer’s explicit written consent.

B. Notwithstanding anything contained in Paragraph “A” of this Article “9” of this Agreement to the contrary, the Employee may engage in any or all of the following if such engagement does not interfere with the performance of her duties pursuant to this Agreement: (i) make and supervise passive or active investments in businesses which do not in any manner compete with the Employer and any subsidiary , (ii) own shares of any publicly held corporation which does not in any manner compete with the Employer and any subsidiary, or (iii) own shares of any publicly-held corporation which in any manner competes with the Employer and any subsidiary, which shares are equal to no more than one (1%) percent of the issued and outstanding shares of such corporation.

10. Total Disability.  For purposes of this Agreement, the term “Total Disability” shall mean the failure or inability of the Employee for reasons of health to perform her usual and customary duties on behalf of the Employer in the usual and customary manner for a total of more than forty-five (45) days (excluding Saturdays, Sundays and Holidays, as specified below in this Article “10” of this Agreement) out of any consecutive period of three hundred and sixty five (365) days (including Saturdays, Sundays and Holidays, as specified below in this Article “10” of this Agreement).  The term “Holidays” shall include New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other weekday upon which banks are closed in the State of Minnesota.  In such event, Total Disability shall be deemed to have occurred on the forty-sixth (46th) such day that the Employee shall fail or be unable to perform her usual and customary duties on behalf of the Employer in the usual and customary manner.  Subject to Paragraph “B” of Article “8” of this Agreement, the Employee shall not be entitled to be paid during any period of Total Disability.  If the Employee receives any salary during any period of disability, the amount of the Employee’s salary during such period of disability shall be reduced by disability insurance paid to the Employee, if any, which is maintained by the Employer at the Employer’s expense.  If the Employee receives any disability insurance payments subsequent to the Company paying the Employee for such period, the Employee agrees to endorse the disability insurance payment(s) to the order of the Company.  Upon the date on which Total Disability shall have occurred, the Employer shall have the right to terminate the Employee’s compensation and status as an Employee under this Agreement, but such termination shall not be for Cause.  Such termination of the Employee’s employment shall not constitute a breach of this Agreement by the Employer and the Employer’s sole obligation to the Employee shall be to pay the Employee the amount of any compensation accrued through the date of termination.  If the parties are unable to agree with respect to any question relating to Total Disability including, but not limited to, the following: (i) whether the Employee is Totally Disabled, (ii) the date upon which the disability of the Employee commenced or (iii) the date upon which either the disability of the Employee terminated or the Total Disability occurred, then such dispute shall be determined by arbitration in accordance with Paragraph “D” of Article “19” of this Agreement.

11. Cause.  For purposes of this Agreement, the term “Cause” shall be limited to: (i) the Employee’s willful malfeasance or gross negligence; (ii) the Employee’s fraud, misappropriation or embezzlement; (iii) the Employee’s repeated failure to perform material duties of the Position which are reasonably assigned to her by the Employer, provided that the Employer gives the Employee due notice of such failure and a reasonable opportunity to improve her performance; (iv) the Employee’s default, violation of, or failure to perform any provision of this Agreement, including but not limited to, Article “9” of this Agreement; or (v) any material misrepresentation made by the Employee with respect to Article “14” of this Agreement.  The Employer may terminate this Agreement and the Employee's employment for Cause upon written notice to the Employee pursuant to Paragraph “C” of Article “19” of this Agreement, which notice shall state the cause for termination and the date of termination which, at the Employer’s election, may be effective immediately.  Such termination of the Employee’s employment shall not constitute a breach of this Agreement by the Employer, and the Employer’s sole obligation to the Employee shall be to pay the Employee the amount of any compensation then due to the Employee through the date of termination.  The issue of “Cause”, if contested by the Employee, is subject to arbitration pursuant in accordance with Paragraph “D” of Article “19” of this Agreement, provided however, that the Employee shall not remain in the employ of the Employer while such proceeding is pending, and if a determination is made in the Employee’s favor, the Employee shall be solely entitled to any compensation then due to the Employee through the end of the applicable Term.

12. Non-Disclosure of Confidential Information.

A. As used in this Agreement, “Confidential Information” means oral or written information which is directly or indirectly presented to the Employee by the Employer or the Employer’s past, present or future subsidiaries, parents, officers, consultants, directors, stockholders, affiliates, attorneys, employees, agents and the Employer’s and their respective Immediate Families (as defined below; all of the foregoing are hereinafter collectively referred to as “Agents”) or developed, conceived or created by the Employer or its Agents, or disclosed to the Employee or known by or conceived or created by the Employee during the term of the Employee’s employment with the Employer, with respect to the Employer, its business or any of its products, processes, and other services relating thereto, relating to the past or present business or any plans with respect to future business of the Employer, or relating to the past or present business of a third party or plans with respect to future business of a third party which are disclosed to the Employee.  Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price lists; cost information; product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of clients and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of the Employer that the Employer or its Agents informs the Employee or the Employee should know, by virtue of the Employee’s position or the circumstances in which the Employee learned such other information, is to be kept confidential including, but not limited to, any information acquired by the Employer from any sources prior to the commencement of this Agreement.  Confidential Information also includes similar information obtained by the Employer in confidence from its vendors, licensors, licensees, customers and/or clients.  Confidential Information may or may not be labeled as confidential.

             For purposes of this Agreement, “Immediate Family” shall include the following: (A) any spouse, parent, spouse of a parent, mother-in-law, father-in-law, brother-in-law, sister-in-law, child, spouse of a child, adopted child, spouse of an adopted child, sibling, spouse of a sibling, grandparent, spouse of a grandparent, and any issue or spouse of any such persons, and (B) such child or issue of such child which is born and/or adopted during or after the term of this Agreement, and the issue (whether by blood or adoption) of any such person; provided, however, that it shall not include any person who was legally adopted after the age of eighteen (18) by any of the persons specified in subparagraphs “(A)” or “(B)” of this sentence.  For purposes of this Agreement, an Immediate Family shall also be deemed to include any affiliate of a member of that Immediate Family, as defined in Rule 405 of the Securities Act of 1933, as amended, and any trust created for the benefit of one or more persons in that Immediate Family.

B. Except as required in the performance of the Employee’s obligations pursuant to this Agreement, the Employee shall not, during, or after the termination of, this Agreement, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity.  The Employee shall take all reasonable measures to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction.  The foregoing prohibition shall not apply to any Confidential Information which: (i) was generally available to the public prior to such disclosure; (ii) becomes publicly available through no act or omission of the Employee; (iii) is disclosed as reasonably required in a proceeding to enforce the Employee’s rights under this Agreement; or (iv) is disclosed as required by court order or applicable law; provided, however, that if the Employee is legally requested or required by court order or applicable law, including, but not limited to, by oral question, interrogatories, request for information or documents, subpoenas, civil investigative demand or similar process to disclose any Confidential Information, the Employee shall promptly notify Employer of such request or requirement so that Employer may seek an appropriate protective order; provided further, however; that if such protective order is not obtained, the Employee agrees to furnish only that portion of the Confidential Information which she is advised by her counsel is legally required.

C. Upon termination of this Agreement for any reason, or at any time upon request of the Employer or its Agents, the Employee agrees to deliver to the Employer all materials of any nature which are in the Employee’s possession or control and which are or contain Confidential Information, or which are otherwise the property of the Employer or any vendor, licensor, licensee, customer or client of the Employer, including, but not limited to, writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.  The Employee shall destroy all written documentation prepared by her for internal purposes based in whole or in part upon any Confidential Information and such destruction shall be confirmed to the Employer in writing by the Employee.

D. All of the Confidential Information shall be deemed to be the property of the Employer, and the Employee may not disclose any Confidential Information without the prior written consent of the Employer.

E. The Employee shall not assert any rights with respect to the Employer, its business, or any of its products, processes and other services relating thereto or any Confidential Information as having been acquired or known by the Employee prior to the commencement of the Employee's employment with the Employer.

13. Restrictive Covenants.

A. From the date hereof and (i) for a period of one (1) year after the Term or (ii) if this Agreement is terminated prior to the end of the Term, for the greater of: (a) the remaining term of this Agreement or (b) a period of one (1) year following the termination of her employment (whenever, however and by whomever caused), the Employee shall not (1) enter into any business which is in competition with the Employer, (2) directly or indirectly engage in marketing activities on behalf of any company which competes either directly or indirectly with the Employer or any subsidiary, or (3) directly or indirectly own, manage, participate in the operation or control of, or be connected as an officer, director, partner, consultant, owner, employee, agent, lender, donor, vendor or otherwise, or have any financial interest in or aid or assist anyone else in the conduct of any competing entity in the same business as the Employer, or any entity that is otherwise engaged in, either directly or indirectly, business then conducted by the Employer or any subsidiary or which the Employer or any subsidiary plan to conduct within such time.  Notwithstanding the foregoing,  the Employee and the Employee’s Agents may engage in the following: (i) make and supervise passive investments in businesses which do not in any manner compete with the Employer, (ii) own shares of any publicly held corporation which does not in any manner compete with the Employer, (iii) own shares of any publicly-held corporations which in any manner competes with the Employer, which shares (a) are equal to no more than three (3%) percent of the issued and outstanding shares of such corporation, and (b) have a value equal to no more than five (5%) percent of the Employee’s net worth, or (iv) serve on the Board of Directors of another company as long as there is no conflict of interest.

B. The Employee agrees that she shall not, during her employment and for a period of two (2) years after the termination of her employment, (1) personally, or cause others to personally induce or attempt to induce any employees to terminate their employment with the Employer, any subsidiary or any of their respective affiliates; (2) interfere with or disrupt the Employer’s, any subsidiary’s or any of their respective affiliates’ relationships with their respective suppliers, vendors, customers or employees; (3) take any action prejudicial to the Employer, any subsidiary or any of their respective affiliates’ business, affairs or interests.

C. The Employee agrees that the duration, scope and geographic area for which the provisions set forth in Paragraphs “A” and “B” of this Article “13” of this Agreement are to be effective are reasonable.  If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable by reason of such provision extending the covenants and agreements contained herein for too great a period of time or over too great a geographical area, or by reason of it being too extensive in any other respect, such agreement or covenant shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action.  Any determination that any provision of this Agreement is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision of this Agreement.

D. Any period of time set forth in this Article “13” of this Agreement shall not be construed to permit the Employee or the Employee’s Agents to engage in any of the prohibited acts set forth in this Agreement after such period if such acts would otherwise be prohibited by any applicable statute or legal precedent.

14. Representations, Warrants and Covenants of the Employee.  The Employee represents, warrants and covenants to the Employer as follows:

A. The Employee has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement is valid and binding upon the Employee and enforceable against her in accordance with its terms.

B. The execution, delivery and performance of this Agreement: (i) does not violate any agreement or undertaking to which the Employee is a party or by which the Employee may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Employee other than the restrictions and obligations imposed by this Agreement.

C. The Employee has neither entered into, nor is subject to, any agreement, including, but not limited, to any employment, non-compete, confidentiality or work product agreement which would (i) prohibit the execution of this Agreement, (ii) prohibit her employment by the Employer, or (iii) affect any of the provisions of, or her obligations pursuant to, this Agreement.

D. If, during the Term, any event occurs or any event known to the Employee relating to or affecting the Employee shall occur as a result of which: (i) any provision of this Article “14” of this Agreement at that time shall include an untrue statement of a material fact, or (ii) this Article ”14” of this Agreement shall omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Employee shall immediately notify the Employer pursuant to Paragraph ”C” of Article “19” of this Agreement.

E. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Employer knew or had reason to know that any representation, warranty or covenant in this Agreement or furnished or to be furnished to the Employer contained untrue statements.

F. No representation or warranty of the Employee which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

G. The representations, warranties and covenants made herein shall survive throughout the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Employee and inure to the Employer, its successors and assigns.

15. Representations, Warrants and Covenants of the Employer.  The Employer represents, warrants and covenants to the Employee as follows:

A. The Employer is a corporation duly organized, validly existing and in good standing pursuant to the laws of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

B. The Employer has the full power and authority to execute, deliver, and perform this Agreement and has taken all action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement.  This Agreement and the consummation by the Employer of the transactions contemplated by this Agreement have been duly and validly authorized, executed, and delivered by the members of the Employer, and this Agreement is valid and binding upon the Employer and enforceable against the Employer in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).

C. The execution, delivery and performance of this Agreement: (i) does not violate any agreement or undertaking to which the Employer is a party or by which the Employer may be bound and (ii) shall not result in the imposition of any restrictions or obligations upon the Employer other than the restrictions and obligations imposed by this Agreement.

D. The Employer has neither entered into, nor is subject to, any agreement which would (i) prohibit the execution of this Agreement, (ii) prohibit its employment of the Employee, or (iii) affect any of the provisions of, or its obligations pursuant to, this Agreement.

E. If, during the Term, any event occurs or any event known to the Employer relating to or affecting the Employer shall occur as a result of which: (i) any provision of this Article ”15” of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article ”15” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, the Employer shall immediately notify the Employee pursuant to Paragraph ”C” of Article ”19” of this Agreement.

F. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Employee knew or had reason to know that any representation, warranty or covenant in this Agreement or furnished or to be furnished to the Employee contained untrue statements.

G. No representation or warranty of the Employer which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances pursuant to which they were made, not misleading.

H. The representations, warranties and covenants made herein shall survive throughout the Term of this Agreement, it being agreed and understood that each of such representations, warranties and covenants is of the essence of this Agreement and the same shall be binding upon the Employer and inure to the Employee, her successors and assigns.

16. Reasonableness.  Employee agrees that the duration, scope and geographic area for which the provisions set forth in this Agreement are to be effective are reasonable.  If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable by reason of such provision extending the covenants and agreements contained herein for too great a period of time or over too great a geographical area, or by reason of its being too extensive in any other respect, such agreement or covenant shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action.

17. Equitable Relief.  If the Employee breaches this Agreement, subject to the terms and conditions of this Agreement, the Employer shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy.  Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which the Employer may have for damages or otherwise.

18. Employer.  As used in this Agreement, “Employer” shall mean Oiltek, Inc., its successors and assigns, and any of its present or future subsidiaries or organizations controlled by it or parent and affiliates.

19. Miscellaneous.

A. Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B. Enforceability.  If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement.  Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

C. Notices.  Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and first class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to Employer:	Oiltek, Inc.
7000 Flour Exchange Building
310 Fourth Avenue South
Minneapolis, MN 55415
Attention: Kent Rodriguez
Facsimile No.: (612) 359-9017

With a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY 10022
Attention: Frederick M. Mintz
Facsimile No.: (212) 486-0701

If to Employee:	Jill Allison
____________________
____________________
Facsimile No.: (___) ___-____

With a copy to:	____________________
____________________
____________________
Attention: _______________
Facsimile No.: (___) ___-____

or in each case to such other address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “19” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile with confirmed receipt of successful transmission to the recipient shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile.  If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

D. Governing Law; Dispute.  This Agreement shall in accordance with Section 5-1401 of the General Obligations Law of New York in all respects be construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York.  The parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York, New York.  Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The parties specifically designate the courts in the City of New York, State of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  The parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “19” of this Agreement.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.  In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more.  For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential.  The parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York.  Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

E. Construction.  Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations; (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

F. Entire Agreement.  The parties have not made any representations, warranties or covenants with respect to the subject matter hereof which is not set forth herein, and this Agreement constitutes the entire agreement between them with respect to the subject matter hereof.  All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement which alone fully and completely expresses their agreement.

G. Further Assurances.  The parties agree to execute any and all instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intents and purposes hereof.

H. Binding Agreement and Survivorship.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.  The respective rights and obligations of the parties hereunder shall survive any termination of the Employee’s employment to the extent necessary to preserve the rights and obligations of the parties pursuant to this Agreement.

I. Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other breach of this Agreement.

J. Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

K. Facsimile Signatures.  Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.

L. Modifications.  This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by all of the parties to this Agreement.

M. Exhibits.  All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

N. Severability.  The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel, and terminate the Agreement by giving written notice to the other party

IN WITNESS WHEREOF, the parties to this Agreement have set their hands and seals or caused these presents to be signed effective as of the day and year first above written.

Oiltek, Inc.

By: _________________________________
       Name:                                           Title:

____________________________________
Jill Allison